Exhibit 10.3

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (the “Agreement”) is dated this eighteenth day of December, 2015 (the “Execution Date”), by and among BLUE CALYPSO, INC., a Delaware corporation (the “Company”) and MAGNA EQUITIES II, LLC, a New York limited liability company (the “Holder”).  Capitalized terms not defined herein shall have the meaning as set forth in the Transaction Documents (as defined below).

WHEREAS, the Holder and the Company entered into that certain Note Purchase Agreement, dated July 20, 2015 (the “NPA”), pursuant to which, among other things, the Company issued to the Holder a Senior Convertible Note of even date in the Original Principal Amount of $550,000 (the “Note,” and together with the NPA, the “Transaction Documents”).

WHEREAS, pursuant to recent discussions between the Holder and the Company, the Holder and the Company have mutually agreed to amend the terms of the Transaction Documents in accordance with this Agreement.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

Section 1. Payments of Principal; Prepayment.  Subject to and upon the terms and conditions set forth in this Agreement, on the Execution Date, the Company hereby agrees to repay to the Holder an amount equal to $300,000 in consideration for the extinguishment of $250,000 of the Principal outstanding as of the Execution Date. Upon mutual execution of this Agreement and satisfaction of the terms of this Section 1, the Principal outstanding on the Note shall be $300,000 (the “New Principal Amount”).

Section 2. Interest.  Effective as of the Execution Date, on the February 20, 2016, the Company shall accrue and become automatically and irrevocably obligated to pay to the Holder interest equal to five (5%) percent of the New Principal Amount.

Section 3. Equity Conditions.  Effective as of the Execution Date:

3.1 The average daily dollar trading volume minimum described in Section 30(n)(xi) of the Note shall be reduced to $7,500.

3.2 The Weighted Average Price of a share of Common Stock described in Section 30(n)(xii)(a) and 30(n)(xii)(b) of the Note shall be reduced to $0.50.

Section 4. Events of Default.  Effective as of the Execution Date:

4.1 The Weighted Average Price of a share of Common Stock described in Section 4(xix) of the Note shall be reduced to $0.50.

4.2 The Weighted Average Price of a share of Common Stock described in Section 4(xx) of the Note shall be reduced to $0.50.

Section 5. Company Conversion or Redemption.  Effective as of the Execution Date, if the Company elects to repay any Installment Amount in shares of the Company’s Common Stock and either (i) the Equity Conditions have been met, or (ii) the Holder has waived all Equity Condition Failures, the Holder may, by providing written notice to the Company, elect to defer a portion of the Installment Amount (such amount, the “Deferred Installment Amount”) and receive all or part of the Deferred Installment Amount owed on any date or dates, prior to the following Installment Date, determined solely by the Holder (each such date, a “Holder Election Date”) at a price per share equal to the lesser of (i) the Conversion Price (as amended herein), and (ii) the then applicable Market Price, stated here for reference to mean “80% of the arithmetic average of the three (3) daily Weighted Average Prices of the Common Stock during the Measuring Period. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction during such Measuring Period.” Each Holder Election Date shall constitute a date of determination for the purposes of calculating the Measuring Period. If the Holder has not received the full Installment Amount in cash or in shares by the following Installment Date, such outstanding amount shall be added to the Installment Amount due on the following Installment Date.

Section 6. Conversion Price.  The Conversion Price shall mean, as of any date of determination, $4.25 per share, subject to adjustment as provided in the Transaction Documents.

Section 7. Installment Date.  “Installment Date” means February 20, 2016 and March 20, 2016, April 20, 2016, and May 20, 2016, or if any such date falls on a Holiday, the next day that is not a Holiday.

Section 8. Security.  Upon execution, the Holder shall waive any rights to present and future Security pursuant to the Note.

 [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the date first written above.

BLUE CALYPSO, INC

By:/s/ Andrew Levi
Name:  Andrew Levi
Title:    CEO

MAGNA EQUITIES II, LLC

By: /s/ Joshua Sason
Name: Joshua Sason
Title: Managing Member